EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228511 on Form S-8 of our report dated February 24, 2023, relating to the financial statements and financial statement schedule of Berkshire Hathaway Energy Company appearing in this Annual Report on Form 10-K.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 24, 2023